Exhibit 99.1

HeartSciences Provides Corporate Update and
Reports Fiscal 2022 Financial Results

MyoVista FDA De Novo Resubmission Expected in Current Fiscal Year

Completed IPO in June 2022 with Approximately $6.375M of Gross Proceeds

Listed on NASDAQ Capital Market under Ticker HSCS

Southlake, Texas, August 1, 2022 (GLOBE NEWSWIRE) – Heart Test Laboratories, Inc. d/b/a HeartSciences (NASDAQ: HSCS; HSCSW) (“HeartSciences” or the “Company”), a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to significantly expand and improve an ECG’s clinical usefulness by detecting cardiac dysfunction, today provided a business update and reported financial results for the fiscal year ended April 30, 2022.

Recent Highlights

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Majority of the patient recruitment has taken place for the pivotal clinical validation study of MyoVista
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Completed Initial Public Offering (IPO) with gross proceeds of approximately $6.375 million, significantly enhancing the balance sheet
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Listed on Nasdaq Capital Market under ticker HSCS

“The ECG is a ubiquitous, relatively low-cost, simple and quick test; it is portable and can be performed in a wide range of clinical settings by a non-specialist clinician or clinical aide. Our objective is to help address one of the most significant needs in healthcare by making an ECG a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings,” commented, Andrew Simpson, Chief Executive Officer of HeartSciences. “Heart disease is often referred to as the ‘silent killer’ and, according to the American Heart Association, one in three patients are not properly diagnosed until after a heart attack occurs and 50% of men and 64% of women who died suddenly of coronary heart disease had no previous symptoms. Additionally, according to the Centers for Disease Control and Prevention (CDC), one person dies from cardiovascular disease every 36 seconds and heart disease accounts for approximately one in four deaths.”

“We believe that there is currently no low-cost, front-line, medical device that is effective at screening for heart disease. As a result, we believe that primary care physicians face a significant challenge in determining if a patient has heart disease. In 2012, the United States Preventive Services Task Force, or USPSTF, conducted an evaluation of conventional ECG testing and stated: ‘There is no good evidence that an ECG helps physicians predict heart risks in people with no symptoms any better than traditional considerations such as current or former smoking, blood pressure and cholesterol levels.’ Despite the limitations of the conventional ECG and healthcare guidance around the world that recommends against its use for heart disease screening, in the absence of a better alternative, the ECG remains the most commonly used test throughout healthcare including non-cardiology settings. In fact, it is estimated that 1.5 to 3 million ECGs are performed worldwide every day.”

“We believe that the absence of cost-effective front-line or primary-care-based testing has resulted in the over-use of costly cardiology-based diagnostic tests. Consequently, we have designed the MyoVista, a 12-lead resting electrocardiograph device that features wavECG Technology, plus the capabilities of a full featured conventional 12-lead resting ECG. As a result, MyoVista is uniquely designed to help address the current limitations and extend the clinical capability of an ECG in detecting cardiac dysfunction. We apply AI-machine learning to the signal processed electrical signal of the heart and our first algorithm is designed to detect cardiac dysfunction caused by heart disease and/or age-related cardiac dysfunction.”

Editorial comment associated with a study involving the MyoVista published in the Journal of American College of Cardiology discussed recent applications of machine learning to data derived from surface 12-lead ECGs in relation to cardiac dysfunction:

“These are some of the most significant advances in electrocardiography since its inception, which has historically had a limited, if any, role in the evaluation of cardiac dysfunction. In the past, our cardiovascular community was resigned to the fact that surface ECGs are poor indicators for cardiac dysfunction.” 1

“Based on feedback from the previous FDA De Novo submission in late 2019 and subsequent interaction with the FDA, multiple changes have been incorporated into the device and associated documentation. Importantly, the majority of patients have already been recruited for our new, pivotal clinical validation study for our proposed FDA De Novo resubmission. The study is expected to be a 575-patient clinical validation study. We currently expect to resubmit for FDA De Novo clearance in the current fiscal year, and the FDA’s De Novo classification authorization process generally takes from five to twelve months from the date the application is submitted.”

“Our objective is to make the MyoVista wavECG the new standard-of-care, as an affordable and valuable frontline test for assessing heart health,” continued Mr. Simpson. “Assuming FDA approval, we intend to develop a direct sales force to target hospitals, physicians’ offices, as well as large retail healthcare organizations in the U.S. For markets outside of the U.S., such as Europe and Latin America, we have already signed several medical device distributors, which will be supported by a small number of local field personnel, to service the large global market for ECGs.”

“We are extremely proud of the progress made to date, including multiple study publications and investor support in completing our IPO and Nasdaq listing, which has strengthened our balance sheet and provided us additional resources to advance our pivotal validation study and proceed with the resubmission of the results to the FDA for review. We remain encouraged by the market potential for our device and look forward to providing meaningful updates as developments unfold,” concluded Mr. Simpson.

As a development-stage company, there were no meaningful revenues for the fiscal years 2022 and 2021. As of April 30, 2022, cash and cash equivalents were $918,000 and in June 2022, HeartSciences received net proceeds of $5.2 million in the IPO. The Company continues to carefully manage its expenses to execute on key upcoming milestones. Complete financial results have been filed with the Securities and Exchange Commission, in the Company’s Form 10-K for the period ending April 30, 2022, which is available on the Company’s website.

About Heart Test Laboratories, Inc.

Heart Test Laboratories, Inc. (d/b/a HeartSciences) is medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical usefulness by detecting cardiac dysfunction. The Company’s objective is to make an ECG a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences’ first product candidate for FDA clearance, the MyoVista wavECG, or the MyoVista, is a resting 12-lead ECG that is also designed to provide diagnostic information related to cardiac dysfunction which has traditionally only been available through the use of cardiac imaging. The MyoVista also provides conventional ECG information in the same test. The business model, which involves the use of the MyoVista device and consumables for each test, is expected to be “razor-razorblade” as the electrodes used with the MyoVista are proprietary to HeartSciences, and new electrodes are required for every test performed. Additional information about the Company is available at www.heartsciences.com.

Important Cautions Regarding Forward Looking Statements

This press release contains certain "forward-looking statements" within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences’ beliefs and expectations. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences’ filings with the U.S. Securities and Exchange Commission at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

Crescendo Communications, LLC
Email: HSCS@crescendo-ir.com
Tel: (212) 671-1021

Notes:

1.
Khurram Nasir, MD, MPH, MSC, Department of Cardiology, Houston Methodist DeBakey Heart & Vascular Center, Houston, Texas, et. al., Journal of American College of Cardiology Editorial Comment Volume 76 Number 8 2020.